Exhibit 3(ii)



                 AMENDED AND RESTATED CODE OF REGULATIONS OF

                             THE MIDLAND COMPANY

                                  ARTICLE I

Section 1 - Principal Office:
The principal office of the corporation shall be at 7000 Midland Blvd., Amelia, Ohio, until such time as otherwise designated by the Board of Directors.

Section 2 - Other Offices:
The corporation shall also have offices at such other places without, as well as within the State of Ohio, as the Board of Directors may from time to time determine.

                                  ARTICLE II

Section 1 - Annual Meeting:
The Annual Meeting of the shareholders of the corporation for the purpose of electing directors and transacting such other business as may come before the meeting shall be held at 10 a.m. on the second Thursday in April of each year, if not a legal holiday, but if a legal holiday, then on the next business day following or on such other date as may be provided for by the Board of Directors.

Section 2 - Special Meetings:
Special Meetings of the shareholders may be called at any time by the Chairman of the Board, President or Vice President, or by a majority of the Board of Directors acting with or without a meeting, or by the holder or holders of forty percent (40%) of all shares outstanding and entitled to vote thereat.

Section 3 - Place of Meetings:
Meetings of shareholders shall be held at the office of the corporation in Amelia, Ohio, or at such other place within or without the State of Ohio as shall be determined by the Board of Directors and set forth in the notice thereof.

Section 4 - Notice of Meetings:
Unless waived, written, printed or typewritten notice of each annual or special meeting stating the time, place and purpose thereof shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, it shall be directed to shareholders at their address as the same appears upon records of the corporation.

Section 5 - Waiver of Notice:
Any shareholder either before or after any meeting may waive any notice required to be given by law or these regulations.

Section 6 - Quorum and Voting:
The holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or by proxy, shall constitute a quorum for any meeting. The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

In any other matter brought before any meeting of shareholders, the affirmative vote of the holders of shares representing a majority of the votes actually cast shall be the act of the shareholders provided, however, that no action required by law, the Articles of Incorporation, or this Code of Regulations to be authorized or taken by the holders of a designated proportion of the shares of the corporation may be authorized or taken by a lesser proportion.


Section 7 - Notice of Shareholder Business and Nominations:

	(a) 	Annual Meeting of Shareholders.  Nominations of persons for
election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders pursuant to the corporation's notice of the meeting, by or at the direction of the Board of Directors or by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Code of Regulations, who is entitled to vote at the meeting and who complies with the notice procedures set forth herein.

For nominations or other business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than sixty (60) days before or after such anniversary date, notice must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of notice. Such notice shall set forth as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14a-11 thereunder including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected. As to any other business that the shareholder proposes to bring before the meeting, such notice shall include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall state the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

If the number of directors to be elected is increased and there is no public announcement by the corporation naming all of the nominees for the director or specifying the size of the increased Board of Directors at least seventy
(70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Code of Regulations shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

	(b)  	Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.
Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving notice provided for in this Code of Regulations, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Code of Regulations. If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by this Code of Regulations shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

	(c)  	General.  Only such persons who are nominated in accordance with the procedures set forth in this Regulation shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Code of Regulations. Except as otherwise provided by law, the Articles of Incorporation or these Code of Regulations, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Code of Regulations and, if any proposed nomination or business is not in compliance with this Code of Regulations, to declare that such defective proposal or nomination shall be disregarded.


Section 8 - Electronic Notices, Proxy Submission, Etc.:
The corporation may, from time to time, establish procedures whereby shareholders may choose to, but shall not be required to, receive notice of meetings and other documents and information required to be provided to shareholders by the corporation by telephone, facsimile transmission, electronic mail or by other means of electronic or telephonic transmission. Notice of meetings to a shareholder who chooses to receive notices in any such manner shall be deemed sufficient notice for purposes of Section 4 of this Article. The corporation may, from time to time, establish procedures whereby shareholders may, but shall not be required to, make submission of proxies for voting at meetings of shareholders and other documents and information to the corporation by telephone, facsimile transmission, electronic mail or by other means of electronic or telephonic transmission.

                                 ARTICLE III

                                  DIRECTORS

Section 1 - Number of Directors:
The business of the corporation shall be managed and conducted by a Board of Directors consisting of not less than three (3) members, one of whom shall be designated Chairman and none of whom need be shareholders of the corporation. Without amendment of this Code of Regulations, the number of Directors may be fixed or changed by resolution at any annual meeting or at any special meeting of shareholders called for that purpose or the purpose of electing Directors, adopted by the vote of the holders of shares, present in person or by proxy, entitling them, to exercise a majority of the voting power represented at such meeting or by a resolution of the Directors adopted at any meeting of the Board of Directors by a majority vote. Where action is taken by the Board of Directors, the Directors in office may fill any Directors' office that is created by an increase in the number of Directors. No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.


Section 2 - Tenure and Election of Directors:
Directors shall be divided into three classes each of which shall consist of not less than one (1) Director. Such three classes shall be known initially as three-year, two-year, and one-year classes. The term of office of the one-year Directors shall expire at the first annual meeting of the corporation; the term of office of the two-year Directors shall expire at the second annual meeting and the term of office of the three-year Directors shall expire at the third annual meeting. Upon expiration of the terms of office of the Directors as set forth above, their successors shall be elected for a term of three years or until their successors are elected and qualified. Election of Directors shall be at the annual meeting of shareholders and may be conducted in such manner as may be approved at such meeting.


Section 3 - Meeting of the Board:
An organization meeting of the Board of Directors shall be held either immediately following the adjournment of each shareholders' annual meeting (and notice of such annual meeting of Directors need not be given) or at such other time (pursuant to notice) as the Board may determine.

At such annual organizational meeting of the Board, the Directors may choose one of their number as Chairman of the Board.

The Chairman of the Board shall preside at all meetings, regular or special, of the Board. In the event that no Chairman of the Board shall have been elected or, if a Chairman of the Board shall have been elected, in the absence of the Chairman of the Board from any meeting of the Board or from the affairs of the corporation as such Chairman of the Board, the Vice Chairman of the Board shall act as Chairman of the Board. In the event that no Vice Chairman of the Board shall have been elected or, if a Vice Chairman of the Board shall have been elected, in the absence of the Vice Chairman of the Board from any meeting of the Board, the President of the corporation, if the person then holding such office be a member of the Board, shall act as Chairman of the Board.

The Board of Directors may, by by-laws or resolutions, provide for other regular meetings of the Board in addition to the annual organizational meeting.

Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board or the President of the corporation, or any two members of the Board. Notice of any special meeting of the Board shall be given either personally, by telephone, facsimile transmission, electronic mail or by other means of electronic or telephonic transmission to each Director at least two days before the date on which the meeting is to be held or by mail at least five days before the date on which the meeting is to be held. Notice may be waived by any Director present in person at such special meeting. Every notice must state the time and place of the meeting, but need not state the purpose thereof.

Any meeting of the Board (whether organization, regular or special) shall be a legal meeting, even though no prior notice of any kind has been given, if a majority of the Directors then qualified and acting shall actually be present thereat. Any and all meetings of the Board, except the annual organizational meeting may be held at any place in the United States as may be specified in the notice thereof.


Section 4 - Quorum:
A majority of the Board of Directors (then qualified and acting) shall constitute a quorum for the transaction of business.


Section 5 - Vacancies:
Vacancies in the Board of Directors may be filled by a majority vote of the remaining Directors until the next annual meeting. Shareholders entitled to elect Directors shall have the right to fill any vacancy in the Board (whether the same has been temporarily filled by the remaining Directors or not) at any meeting of the shareholders and attended by a quorum thereof, held for any purpose during the interim, and any Directors elected at such meeting of the shareholders shall serve until the next annual election of Directors, and until their successors are elected and qualified.


Section 6 - Committees:
The Board of Directors may create an Executive Committee to consist of one
(1) or more Directors, and may delegate to such executive committee all of the authority of the Board of Directors, however conferred, other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. The Board of Directors may create any other committee of the Directors, to consist of one (1) or more Directors, and may delegate to such committee any of the authority of the Directors, however conferred, other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors.


Section 7 - Relationship with Corporation:
Directors shall not be barred from providing professional or other services to the corporation. No contract, action or transaction shall be void or voidable with respect to the corporation for the reason that it is between or affects the corporation and one or more of its Directors, or between or affects the corporation and any other person in which one or more of its Directors are directors, trustees or officers or have a financial or personal interest, or for the reason that one or more interested Directors participate in or vote at a meeting of the Directors or committee thereof that authorizes such contract, action or transaction, if in any such case any of the following apply:

        (a) the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith, reasonably justified by such facts, authorize the contract, action or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum;

        (b) the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract, action or transaction; or

	(c)	the contract, action or transaction is fair as to the
corporation.

This Section 7 is intended to be used only in instances in which the corporation intends to provide a conclusive determination regarding the circumstances described in the second sentence hereof. This Section 7 shall not be read to require that any of the steps outlined in subsections (a), (b) and (c) above need be followed with respect to any transaction of the nature described above.


Section 8 - Attendance at Meetings of Persons Who Are Not Directors:
Unless waived by a majority of Directors in attendance, not less than twenty four (24) hours before any regular or special meeting of the Board of Directors, any Director who desires the presence at such meeting of a person who is not a Director shall so notify all other Directors, requesting the presence of such person at the meeting, and stating the reason in writing. Such person will not be permitted to attend the Directors' meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.


                                  ARTICLE IV

                                   OFFICERS

Section 1 - General Provisions:
The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, shall be a Director, but none of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.


Section 2 - Powers and Duties:
All officers, as between themselves and the corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the powers or duties of such officer, or any of them may be delegated, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.


Section 3 - Term of Office and Removal:

	3.1	Term.  Each officer of the corporation shall hold office at the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of election of Directors and until his or her successor is elected and qualified.

	3.2	Removal.  The Board of Directors may remove any officer at any time with or without cause by the affirmative vote of a majority of Directors in office.


Section 4 - Compensation of Officers:
Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors or unless such determination is delegated by the Board of Directors to a committee of the Board of Directors or to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the corporation.



                                  ARTICLE V

                                  AMENDMENTS

This Code of Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative votes of the holders of record of shares entitling them to then exercise a majority of the voting power on such proposal.


                                  ARTICLE VI

                               INDEMNIFICATION

Section 1 - Right to Indemnification:
Each person who was or is made a party of is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer of the corporation, he or she is or was serving at the request of an executive officer of the corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, employee, or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Ohio, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section 2, below, with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the corporation.

The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. An advancement of expenses shall not be made if the corporation's Board of Directors make a good faith determination that such payment would violate law or public policy.


Section 2 - Right of Indemnitee to Bring Suit:
If a claim under Section 1 of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.


Section 3 - Nonexclusivity and Survival of Rights:
The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation, this Code of Regulations, agreement, vote of shareholders or disinterested directors, or otherwise.

Notwithstanding any amendment to or repeal of this Article, or of any of the procedures established by the Board of Directors pursuant to Section 7 of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this Article shall, notwithstanding any amendment to or repeal of this Article, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this Article (or the estate or personal representative of such person) for a period of six years after the date such person's service to or in behalf of the corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.


Section 4 - Insurance, Contracts, and Funding:
The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of Ohio. The corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnifications as provided in this Article.


Section 5 - Persons Serving Other Entities:
Any person who is or was a Director, officer, or employee of the corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (ii) in an executive or management capacity in a partnership, joint venture, trust, limited liability company or other enterprise which the corporation or a wholly-owned subsidiary of the corporation is a general partner or member or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the corporation and entitled to indemnification and advancement of expenses under
Section 1 of this Article.


Section 6 - Indemnification of Employees and Agents of the Corporation:
The corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the corporation on such terms and conditions no less stringent than provided in Section 1 of this Article as such officer or officers deem appropriate under the circumstances. The corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.


Section 7 - Procedures for the Submission of Claims:
The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article, determination of the entitlement of any person thereto, and review of any such determination.
Such procedures shall be set forth in an appendix to these Code of Regulations and shall be deemed for all purposes to be a part hereof.


                                 ARTICLE VII

                              STOCK CERTIFICATE

The certificates in and for the shares of the corporation of any class may be executed by any two of the following officers (either by actual or facsimile signing): Chairman of the Board, President, Executive Vice President, Vice President, Secretary, Treasurer. The stock certificates of the corporation, within the limitations of the Articles of Incorporation of this corporation as amended, may be such as the Board of Directors of this corporation shall from time to time determine. The Board of Directors of this Company is authorized to enter into arrangements with one or more transfer agents for the stock of the corporation and/or a registrar either in the City of Cincinnati, or City of New York, or elsewhere.